First Quarter 2016 Earnings Conference Call May 3, 2016 NASDAQ: EPIQ Exhibit 99.2

Forward-Looking Statements & Use of Non-GAAP Measures This presentation includes forward-looking statements. These forward-looking statements include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products and services; our ability to consummate acquisitions, successfully integrate them into our operations and achieve expected synergies; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations. In this press release, we make statements that plan for or anticipate the future. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a “safe harbor” for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) general economic conditions and the cyclical nature of certain markets; (4) risks of errors or fraud related to our business processes, (5) interruptions or delays in service at data centers we utilize for delivery of our services, (6) undetected errors in, and failure of operation of, software products releases, (7) unavailability of third-party technology, (8) failure of our financial, operating and information systems to operate as intended, (9) our inability to attract, develop and retain executives and other qualified employees, (10) risks associated with the integration of acquisitions into our existing business operations, (11) risks associated with our international operations, (12) risks of litigation for infringement of proprietary rights, (13) future government legislation or changes in judicial interpretations, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) volatility of the market price of our common stock, (17) the impact of our current review process of strategic alternatives, (18) the impact of potential proxy contests and related litigation, (19) our failure to pay cash dividends, (20) our inability to raise additional capital to fund our operations because of our level of indebtedness, (21) our inability to maintain compliance with debt covenant ratios, (22) risks associated with indebtedness and interest rate fluctuations, (23) risks associated with provisions of our articles of incorporation that prevent a takeover of Epiq, and (24) other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law. This presentation includes the following non-GAAP financial measures: (i) adjusted net income (net income (loss) adjusted for amortization of acquisition intangibles, share-based compensation expense, contingent equity award expense, acquisition and related expense, loan fee amortization and write off, litigation (recovery) expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic and financial review expense and the effect of tax adjustments that are outside of Epiq Systems’ anticipated effective tax rate, all net of tax), (ii) adjusted earnings per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income (loss) adjusted for depreciation and amortization, share-based compensation expense, contingent equity award expense, acquisition and related expense, net expense related to financing, litigation (recovery) expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic and financial review expense and income tax expense (benefit)). Income taxes typically represent a complex element of a company’s income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.   Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Selected First Quarter 2016 Financial Results Three months ended March 31, (In millions, except per share data)  2016 2015 Technology Segment Operating Revenue $93.2 $70.1 Bankruptcy & Settlement Administration Segment Operating Revenue $38.3 $37.7 Total Operating Revenue $131.5  $107.8 Net (Loss) Income ($0.1) $1.7 Net (Loss) Income Per Share (Diluted) $0.0 $0.05 Adjusted EBITDA(1) $26.7 $21.4 Adjusted Net Income(2) $7.3 $5.7 Adjusted Earnings Per Share (EPS) (Diluted)(3) $0.20 $0.15 Adjusted Diluted Shares (in thousands) 37,357 36,914 Net Cash provided by (used in) Operating Activities ($10.3) $3.8 (1) A non-GAAP measure, refer to page 8 for reconciliation to most directly comparable GAAP measure. (2) A non-GAAP measure, refer to page 9 for reconciliation to most directly comparable GAAP measure. (3) A non-GAAP measure, refer to page 10 for calculation. Q1 2016 Earnings Conference Call

Selected Balance Sheet Information (In thousands) As of March 31, 2016 As of Dec 31, 2015 Cash and Cash Equivalents $20,223 $27,620 Trade Accounts Receivable, Net 163,464 140,597 Property and Equipment, Net 72,846 77,715 Goodwill 477,319 477,479 Other Intangibles, Net 41,169 44,943 Indebtedness (including current portion) 399,522 383,578 Equity 309,260 308,121 Q1 2016 Earnings Conference Call

Cash from Operating Activities Three months ended March 31, (In thousands) 2016 2015 Net Income (Loss) ($65) $1,733 Non-cash Adjustments to Net Income (Loss) Depreciation and Amortization 13,308 11,450 Other, Net 2,689 2,662 Changes in Operating Assets and Liabilities, Net Trade Accounts Receivable (23,784) (13,349) Other, Net (2,489) 1,328 Net Cash Provided by (Used in) Operating Activities ($10,341) $3,824 Q1 2016 Earnings Conference Call

Segment Operating Results Technology Bankruptcy & Settlement Administration (In millions) Technology Bankruptcy & Settlement Administration Operating Revenue Adjusted EBITDA(1) Operating Revenue Adjusted EBITDA(1) Q1 2016 $93.2 $25.8 $38.3 $11.7 Q1 2015 $70.1 $18.2 $37.7 $12.7 Operating Revenue by Segment (1) Total consolidated Adjusted EBITDA was equal to $26.7 million for the three months ended March 31, 2016 and $21.4 million for the three months ended March 31, 2015. The Adjusted EBITDA segment information provided herein excludes ($10.8) million of unallocated corporate Adjusted EBITDA for the three months ended March 31, 2016 and ($9.5) million for the three months ended March 31, 2015. See accompanying tables for details. Q1 2016 Earnings Conference Call

2016 Financial Guidance Guidance estimates for fiscal year 2016. Guidance estimates may be updated in future periods as conditions permit(1).   2016E Operating Revenue $520 - $540 million Adjusted EBITDA(2) $112 - $118 million Adjusted EPS(2) $0.87 - $0.90 This guidance includes a number of assumptions based on current facts and expectations, which are subject to change. It is not possible to provide a reconciliation of estimated adjusted EBITDA or adjusted net income (used to calculate adjusted earnings per share) to estimated net income due to the unknown effect, timing and potential significance of certain income statement items. The methodology to reconcile adjusted EBITDA and adjusted net income to net income and the calculation of adjusted earnings per share is included in the accompanying tables. Q1 2016 Earnings Conference Call

Adjusted EBITDA
Reconciliation

(In thousands, except per share data) (Unaudited)	Q1 2016	Q1 2015
Net Income (Loss)	($65)	$1,733
Plus:		
Depreciation and Amortization Expense	13,308	11,450
Share-based Compensation Expense	2,516	1,621
Contingent Equity Award Expense(1)	2,946	-
Acquisition and Related Expense (2)	52	203
Expense Related to Financing, net (3)	5,375	4,111
Litigation (Recovery) Expense, Net (4)	22	(520)
Timing of Recognition of Expense (5)	-	(290)
Reorganization Expense (6)	-	1,182
Loss on Disposition of Assets	180	18
Strategic and Financial Review Expense (7)	2,301	1,047
Income Tax Expense	57	886
Adjusted EBITDA	$26,692	$21,441

(1) Expense related to restricted stock awards issued to our executive officers and directors and annual incentive awards that Epiq has historically paid in common stock that are contingent upon shareholder approval of an amendment and restatement of our equity compensation plan at our 2016 annual shareholder meeting. If shareholder approval is not obtained, these awards would convert to a cash expense and would reduce our Adjusted EBITDA.

(2) Acquisition and related expense includes one-time costs associated with acquisitions.

(3) Expense related to financing is net of interest income.

(4) Litigation expense and recovery related to significant one-time matters.

(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.

(6) Expenses primarily related to one-time charges for post-employment benefits.

(7) Includes legal and other professional expenses incurred in connection with our strategic and financial review process and expenses related to a legal dispute with a shareholder.

Q1 2016 Earnings Conference Call

8

epiq

Adjusted Net Income (Non-GAAP)
Reconciliation

(In thousands, except per share data) (Unaudited)	Q1 2016	Q1 2015
Net Income (Loss)	($65)	$1,733
Plus (net of tax) [(1)]:		
Amortization of Acquisition Intangibles	2,265	1,611
Share-based Compensation Expense	1,510	973
Contingent Equity Award Expense [(2)]	1,767	-
Acquisition and Related Expense [(3)]	31	146
Loan Fee Amortization and Write-off	237	362
Litigation (Recovery) Expense, Net [(4)]	13	(172)
Timing of Recognition of Expense [(5)]	-	(174)
Reorganization Expense [(6)]	-	709
Loss on Disposition of Assets	108	11
Strategic and Financial Review Expense [(7)]	1,380	628
Effective Tax Rate Adjustment [(8)]	60	(162)
Adjusted Net Income	$7,306	$5,665
Adjusted Earnings Per Share – Diluted	$0.20	$0.15

(1) Individual adjustments are calculated using a tax rate of 40%.

(2) Expense related to restricted stock awards issued to our executive officers and directors and annual incentive awards that Epiq has historically paid in common stock that are contingent upon shareholder approval of an amendment and restatement of our equity compensation plan at our 2016 annual shareholder meeting. If shareholder approval is not obtained, these awards would convert to a cash expense and accordingly would reduce our Adjusted Net Income and Adjusted Earnings per Share-Diluted.

(3) Acquisition and related expense includes one-time costs associated with acquisitions.

(4) Litigation expense and recovery related to significant one-time matters.

(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.

(6) Expenses primarily related to one-time charges for post-employment benefits.

(7) Includes legal and other professional expenses incurred in connection with our strategic and financial review process and expenses related to a legal dispute with a shareholder.

(8) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a tax rate of 40%.

Q1 2016 Earnings Conference Call

epiq

9

Net Income Per Share Calculation (In thousands, except per share data) Q1 2016 Q1 2015 Net Income (Loss) ($65) $1,733 Basic Weighted Average Shares 37,068 36,281 Adjustment to reflect share-based awards - 633 Diluted Weighted Average Shares(1) 37,068 36,914 Net Income (Loss) Per Share – Diluted - $0.05 Adjusted Net Income (non-GAAP) $7,306 $5,665 Basic Weighted Average Shares 37,068 36,281 Adjustment to reflect share-based awards 289 633 Diluted Weighted Average Shares 37,357 36,914 Adjusted Earnings Per Share – Diluted (non-GAAP) $0.20 $0.15 (1)  Diluted weighted average shares outstanding for the three months ended March 31, 2016 excludes the impact of share-based awards due to the GAAP Net Loss reported for the period. Q1 2016 Earnings Conference Call

Epiq (NASDAQ: EPIQ) is a leading global provider of integrated technology and services for the legal profession, including electronic discovery, bankruptcy, class action and mass tort administration, federal regulatory actions and data breach responses. Our innovative solutions are designed to streamline the administration of litigation, investigations, financial transactions, regulatory compliance and other legal matters. Epiq’s subject-matter experts bring clarity to complexity, create efficiency through expertise and deliver confidence to our clients around the world. For more information, visit us at www.epiqsystems.com.

Investor Contacts Kelly Bailey Epiq Systems (913) 621-9500 IR@epiqsystems.com Chris Eddy Catalyst Global (212) 924-9800 epiq@catalyst-ir.com NASDAQ: EPIQ